UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 30, 2003

                              2KSOUNDS CORPORATION
                             ----------------------
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


      NEVADA                    000-32229                    76-0616474
------------------------  ------------------------       ------------------
(STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                         IDENTIFICATION NO.)


                         21700 OXNARD STREET, SUITE 1030
                        WOODLAND HILLS, CALIFORNIA 91367
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (818) 593-2225
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.  Other Events and Regulation FD Disclosure.

         On January 27, 2003, 2KSounds, Inc., a wholly owned subsidiary of 2KSounds Corporation, a Nevada corporation (the "Company") filed a complaint in the Superior Court for Los Angeles County, California against its former Chief Executive Officer Lord John Guidon. Lord Guidon was the Company's Chief Executive Officer and Chief Financial Officer until the Company's Board of Directors terminated his employment for cause on January 9, 2003. The complaint alleges one cause of action for breach of a written contract and seeks damages in the amount of $700,000 plus interest and consequential damages. The written contract in question is that certain Credit Facility Agreement dated as of November 1, 2002 by and between the Company and Lord John Guidon and Bruce Gladstone (the "Credit Facility Agreement"). The Credit Facility Agreement was previously disclosed by the Company on November 14, 2002 in connection with the Company's Form 10-QSB, and the Credit Facility Agreement was appended as an Exhibit thereto. On or about December 26, 2002, the Company made a written request for funds to Messrs. Guidon and Gladstone pursuant to the terms of the Credit Facility Agreement. Mr. Gladstone complied with the request and advanced the funds as required; Lord Guidon did not. The complaint, therefore, seeks damages arising from Lord Guidon's failure to fulfill his obligations under the Credit Facility Agreement. The Company believes that Lord Guidon does not have a valid defense to the allegations and intends to pursue this matter aggressively. Nevertheless, there can be no assurance that the Company will ultimately prevail in this litigation or even if the Company does prevail that it will be successful in enforcing its judgment against Lord Guidon.

         On February 5, 2003, the Company issued a press release announcing the filing of a lawsuit against its former officer as described above. A copy of this press release is attached hereto as Exhibit 99.1

Item 7.  Financial Statements, Proforma Financial Information, and Exhibits.

(a)     Not applicable.
(b)     Not applicable.
(c)     Exhibits:

        99.1 Press Release of Registrant, dated February 5, 2003 Re: Registrant filing suit against former officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 2K SOUNDS CORPORATION


Date: February 5, 2003                            By:  /s/ Kenneth S. Ingber
                                                      ------------------------
                                                           Kenneth S. Ingber
                                                           Vice President-
                                                           Business Affairs and
                                                           General Counsel

EXHIBIT 99.1


2K SOUNDS INC. FILES SUIT AGAINST FORMER OFFICER

WOODLAND HILLS, CALIFORNIA- February 5, 2003. 2K Sounds Corporation (OTC:
TWOK.OB) announced today that its operating subsidiary, 2KSounds, Inc., a California corporation filed a complaint in the Superior Court for Los Angeles County in Los Angeles, California on January 27, 2003 against its former Chief Executive Officer and Chief Financial Officer, Lord John Guidon. Lord Guidon was the Company's Chief Executive Officer and Chief Financial Officer until the Company's Board of Directors terminated his employment for cause on January 9, 2003. The complaint alleges one cause of action for breach of a written contract and seeks damages in the amount of $700,000 plus interest and consequential damages. The written contract in question is that certain Credit Facility Agreement dated as of November 1, 2002 by and between the Company and Lord John Guidon and Bruce Gladstone (the "Credit Facility Agreement"). The Credit Facility Agreement was previously disclosed by the Company on November 14, 2002 in connection with the Company's Form 10-QSB, and the Credit Facility Agreement was appended as an Exhibit thereto. On or about December 26, 2002, the Company made a written request for funds to Messrs. Guidon and Gladstone pursuant to the terms of the Credit Facility Agreement. Mr. Gladstone complied with the request and advanced the funds as required; Lord Guidon did not. The complaint, therefore, seeks damages arising from Lord Guidon's failure to fulfill his obligations under the Credit Facility Agreement.

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